UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 5, 2009
EPIX Pharmaceuticals, Inc.
(Exact name of registrant as specified in charter)

Delaware	000-21863	04-3030815

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4 Maguire Road
Lexington, Massachusetts 02421
(Address of Principal Executive Offices) (Zip Code)
(781) 761-7600
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On May 7, 2009, in connection with the transactions described under Item 3.02 and Item 8.01 below, EPIX Pharmaceuticals, Inc. (“EPIX” or the “Company”) entered into (i) a Second Supplemental Indenture (the “Second Supplemental Indenture”), dated May 7, 2009, with U.S. Bank National Association, as trustee (the “Trustee”), which amends the Indenture, dated as of June 7, 2004, by and between the Company and the Trustee, as amended by the First Supplemental Indenture, dated as of January 7, 2005 (as amended, the “Indenture”) and (ii) a Contingent Value Rights Agreement (the “CVR Agreement”), dated May 7, 2009, with U.S. Bank National Association, as rights agent (the “Rights Agent”).
The Second Supplemental Indenture
The Second Supplemental Indenture eliminated certain covenants contained in the Indenture governing the Notes (as defined under Item 3.02 below), including, among others, covenants requiring the Company to preserve its corporate existence, list the shares issuable upon conversion of the Notes on the NASDAQ Stock Market, and deliver annual compliance certificates to the trustee under the Indenture.
The foregoing description is qualified in its entirety by reference to the full text of the Second Supplemental Indenture, a copy of which is filed with this Report on Form 8-K as Exhibit 4.1 and is incorporated herein by reference.
The CVR Agreement
The CVR Agreement sets forth the circumstances under which EPIX is obligated to deposit with the Rights Agent the contingent payments for distribution to the holders of contingent value rights and the procedures for making any such distributions. Subject to certain exceptions, each contingent value right (each, a “CVR” and collectively, “CVRs”) represents a contractual right to receive additional payments if, within nine months after completion of the Exchange Offer (as defined under Item 3.02 and Item 8.01 below) or earlier in certain circumstances, the Company consummates any future repurchase of Notes not tendered in the Exchange Offer at a value that exceeds that offered in the Exchange Offer.
The foregoing description is qualified in its entirety by reference to the full text of the CVR Agreement, a copy of which is filed with this Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.
Item 3.02. Unregistered Sales of Equity Securities.
On May 7, 2009, EPIX closed its exchange offer (the “Exchange Offer”) for all of its 3.00% Convertible Senior Notes due 2024 (the “Notes”). Pursuant to the terms of the Exchange Offer, each $1,000 principal amount of Notes validly tendered and not withdrawn was exchanged for (i) 339 shares of EPIX’s common stock, par value $0.01 per share, plus (ii) a cash payment of $180.00, plus (iii) one CVR (as defined under Item 1.01 above). As a result of the closing of the Exchange Offer and in exchange for an aggregate principal amount of $96,839,000 of Notes validly tendered and not withdrawn, EPIX issued, in the aggregate, a cash payment of $17,431,020, 32,828,421 shares of common stock and 96,839 CVRs. After closing of the Exchange Offer, $3,161,000 aggregate principal amount of Notes remain outstanding.
The issuance of common stock to the holders of Notes in exchange for their Notes was made by EPIX pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended, contained in Section 3(a)(9) thereunder on the basis that the Exchange Offer constituted an exchange with existing holders of EPIX securities and no commission or other remuneration outside the consideration in the Exchange Offer was paid or given directly or indirectly to any party for soliciting such exchange.

EPIX did not receive any cash proceeds as a result of the Exchange Offer, and the tendered Notes have been retired and cancelled.
Item 7.01. Regulation FD Disclosure.
On May 5, 2009, the Company issued a press release, a copy of which is being furnished as Exhibit 99.1 to this Report on Form 8-K.
The information in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.
Item 8.01. Other Events.
On May 5, 2009, EPIX announced the results of the Exchange Offer. The Exchange Offer expired on May 5, 2009 at 12:00 a.m. New York City time. The Exchange Offer was conditioned upon the valid tender of at least 93% of the aggregate principal amount of outstanding Notes. Through the expiration of the Exchange Offer, EPIX received valid tenders of Notes in an aggregate principal amount of $96,839,000, representing approximately 97% of the $100.0 million in aggregate principal amount of outstanding Notes.
On May 7, 2009, EPIX closed the Exchange Offer. Pursuant to the terms of the Exchange Offer, each $1,000 principal amount of Notes validly tendered and not withdrawn was exchanged for (i) 339 shares of EPIX’s common stock, par value $0.01 per share, plus (ii) a cash payment of $180.00, plus (iii) one CVR (as defined under Item 1.01 above). As a result of the closing of the Exchange Offer and in exchange for an aggregate principal amount of $96,839,000 of Notes validly tendered and not withdrawn, EPIX issued, in the aggregate, a cash payment of $17,431,020, 32,828,421 shares of common stock and 96,839 CVRs. After closing of the Exchange Offer, $3,161,000 aggregate principal amount of Notes remain outstanding.
As of May 7, 2009, after giving effect to the issuance of the 32,828,421 shares of common stock in connection with the Exchange Offer, EPIX has 74,775,862 shares of common stock issued and outstanding.
In conjunction with the Exchange Offer, EPIX also received consent from the requisite aggregate principal amount of outstanding Notes to execute the Second Supplemental Indenture. The Second Supplemental Indenture eliminates certain of the covenants contained in the Indenture governing the Notes. The Notes that were not tendered in the Exchange Offer will remain outstanding pursuant to the terms of the Indenture governing the Notes as amended pursuant to the Second Supplemental Indenture.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits:
4.1	Second Supplemental Indenture, dated May 7, 2009, between EPIX Pharmaceuticals, Inc. and U.S. Bank National Association, as trustee.

10.1	Contingent Value Rights Agreement, dated May 7, 2009, between EPIX Pharmaceuticals, Inc. and U.S. Bank National Association, as rights agent.

99.1	Press release issued by EPIX Pharmaceuticals, Inc. on May 5, 2009, furnished herewith.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPIX PHARMACEUTICALS, INC.
Date: May 7, 2009	By:	/s/ Kim Cobleigh Drapkin
Kim Cobleigh Drapkin
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Second Supplemental Indenture, dated May 7, 2009, between EPIX Pharmaceuticals, Inc. and U.S. Bank National Association, as trustee.

10.1	Contingent Value Rights Agreement, dated May 7, 2009, between EPIX Pharmaceuticals, Inc. and U.S. Bank National Association, as rights agent.

99.1	Press release issued by EPIX Pharmaceuticals, Inc. on May 5, 2009, furnished herewith.